EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-75221) pertaining to the Oglebay Norton Incentive Savings and Stock Ownership Plan and in the related prospectus, of our report dated June 25, 2001, with respect to the financial statements and schedules of the Oglebay Norton Company Incentive Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 25, 2001